As filed with the Securities and Exchange Commission on May 9, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Tennessee	62-0935669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2300 Clayton Road, Suite 1200

Concord, CA 94520

(925) 887-1400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Pacer International, Inc.

2006 Long Term Incentive Plan

(Full title of the plan)

Michael F. Killea

Executive Vice President, General Counsel

Pacer International, Inc.

One Independent Drive, Suite 1250

Jacksonville, FL 32202

(904) 485-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

With copies to:

James M. Lurie, Esq.

Holland & Knight

195 Broadway

New York, New York 10007

(212) 513-3200

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	2,500,000 shares	$24.875	$62,187,500	$1,909.16

(1)	These shares are offered under the Pacer International, Inc. 2006 Long Term Incentive Plan (the “2006 Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of shares of common stock that may be issued in accordance with the provisions of the 2006 Plan in connection with any anti-dilution provisions or in the event of any change in the outstanding shares of common stock, including a stock dividend or stock split.
(2)	Pursuant to Rule 457(c) and (h) under the Securities Act, the maximum aggregate offering price is calculated as the product of (a) sum of (i) the 195,000 restricted shares of outstanding common stock awarded to executive officers of the Registrant under the 2006 Plan and (ii) the remaining 2,305,000 shares of common stock issuable under the 2006 Plan and (b) $24.875, representing the average of the high and low sales prices for the common stock as reported in the NASDAQ Stock Market’s Global Select Market on May 7, 2007.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

(a) The following documents, which have been filed by Pacer International, Inc., a Tennessee corporation (the “Registrant” or “we” or “us”), with the Commission, are incorporated herein by reference:

(i)	The description of the Company’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 23, 2002;

(ii)	Annual Report of Pacer International, Inc. on Form 10-K for the year ended December 29, 2006 filed with the Commission on February 21, 2007;

(iii)	Pacer International, Inc.’s Proxy Statement, filed with the Commission on March 9, 2007;

(iv)	Current Reports on Form 8-K filed with the Commission on May 9, May 3 (other than with respect to Item 2.02 and Exhibit 99.1), April 9, April 5 (other than with respect to Item 7.01 and Exhibit 99.1) and February 8, 2007 (other than with respect to Item 2.02 and Exhibit 99.1); and

(v)	Quarterly Report on Form 10-Q for the quarter ended April 6, 2007, filed with the Commission on May 4, 2007.

(b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement in this Registration Statement, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Tennessee Business Corporation Act (“TBCA”) sets forth in Section 48-18-501 et seq. the rules governing indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. The Registrant’s Second Amended and Restated Charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director.

Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interest of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. A proceeding is a formal or informal, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer if the director or officer is adjudged liable because a personal benefit was improperly received.

Unless limited by its charter, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Unless the corporate charter provides otherwise, Section 48-18-505 of the TBCA allows a court of competent jurisdiction, upon application, to order that a director or officer be indemnified for reasonable expenses incurred in the proceeding if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Unless the corporate charter provides otherwise, Section 48-18-507 of the TBCA entitles officers, employees, and agents who are not directors to the same degree of indemnification afforded to directors.

Our Second Amended and Restated Charter provides that we will indemnify every person (and the heirs, executors and administrators of such person) who is or was a party or is or was threatened to be made a party to, or is involved in, any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose to the fullest extent permitted by applicable law provided such action was authorized or consented to by the board of directors. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit or proceeding to the fullest extent permitted by the TBCA.

In addition, we maintain liability insurance for our officers and directors.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Pacer International, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement for the 2007 Annual Meeting of Shareholders filed with the Commission on March 9, 2007).

5.1	Opinion of Bass, Berry & Sims PLC (including the consent of such firm) regarding the legality of securities being offered.

23.1	Consent of Bass, Berry & Sims PLC (included in their opinion filed as Exhibit 5.1 hereto).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

24.1	Powers of Attorney (included on signature page).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 9th day of May, 2007.

Pacer International, Inc.

By:	/s/ Michael E. Uremovich
Michael E. Uremovich
Chairman and Chief Executive Officer

By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President, Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Pacer International, Inc. (the “Registrant”), hereby severally constitute and appoint Lawrence C. Yarberry, Michael F. Killea and James M. Lurie, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8, and any and all amendments to this Registration Statement on Form S-8, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 9, 2007	By:	/s/ Michael E. Uremovich
Michael E. Uremovich
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 9, 2007	By:	/s/ Andrew C. Clarke
Andrew C. Clarke
Director

Date: May 9, 2007	By:	/s/ P. Michael Giftos
P. Michael Giftos
Director

Date: May 9, 2007	By:	/s/ Donald C. Orris
Donald C. Orris
Director

Date: May 9, 2007	By:	/s/ Robert S. Rennard
Robert S. Rennard
Director

Date: May 9, 2007	By:	/s/ Bruce Spector
Bruce Spector
Director

Date: May 9, 2007	By:	/s/ Robert F. Starzel
Robert F. Starzel
Director

Exhibit Index

Exhibit No.	Description
4.1	Pacer International, Inc. 2006 Long Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement for the 2007 Annual Meeting of Shareholders filed with the Commission on March 9, 2007).

5.1	Opinion of Bass, Berry & Sims PLC (including the consent of such firm) regarding the legality of securities being offered.

23.1	Consent of Bass, Berry & Sims PLC (included in their opinion filed as Exhibit 5.1 hereto).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

24.1	Powers of Attorney (included on signature page).